CONSOLIDATED NATURAL GAS COMPANY

           STANDARD PURCHASE AGREEMENT PROVISIONS - EQUITY SECURITIES

                      INCLUDING FORM OF PURCHASE AGREEMENT

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                        CONSOLIDATED NATURAL GAS COMPANY
           STANDARD PURCHASE AGREEMENT PROVISIONS - EQUITY SECURITIES

         From time to time, Consolidated Natural Gas Company, a Delaware corporation (the "Company"), may enter into purchase agreements that provide for the sale of designated equity securities to the purchaser or purchasers named therein. The standard provisions set forth herein may be incorporated by reference in any such purchase agreement (the "Purchase Agreement"). The Purchase Agreement, including the provisions incorporated therein by reference, is herein sometimes referred to as "this Agreement". Unless otherwise defined herein, terms defined in the Purchase Agreement are used herein as therein defined.

         1. Introductory. The Company proposes to issue and sell from time to time equity securities registered under the registration statement referred to in Section 2(a) (the "Registered Securities"). The Registered Securities referred to in Schedule I of the Purchase Agreement ("Schedule I") are hereinafter referred to as the "Firm New Securities." The Purchase Agreement may provide for an additional number of Registered Securities (the "Additional New Securities") which the Purchasers may purchase on the terms and conditions set forth in the Agreement for the sole purpose of covering over-allotments. The Firm New Securities and the Additional New Securities, if any, are referred to as the "New Securities." Such securities may be issued in one or more series, may have varying dividend and liquidation preferences, voting rights, redemption provisions and other terms, with all such terms for any particular series of the New Securities being determined at the time of the sale. The purchaser or purchasers, as the case may be, which agree to purchase the same are hereinafter referred to as the "Purchasers" of such New Securities. The terms "you" and "your" refer to those Purchasers who sign the Purchase Agreement either on behalf of themselves only or on behalf of themselves and as representatives of the several Purchasers named in Schedule I, as the case may be, unless one or more of such Purchasers shall have been appointed representative ("Representative") of all of the Purchasers who sign the Purchase Agreement, in which case, the terms "you" and "your" shall mean such Purchaser acting in its capacity as Representative.

         2. Representations and Warranties. The Company represents and warrants to and agrees with each Purchaser that:
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                  (a) A registration statement on Form S-3 relating to the
         Registered Securities including a prospectus and all documents incorporated by reference therein has been filed with the Securities and Exchange Commission (the "Commission") and has become effective. Such registration statement, including the prospectus set forth therein, as amended by a prospectus supplement with respect to the offering of New Securities referred to in Section 1 and all prior amendments and supplements thereto (other than supplements and amendments relating to Securities that are not New Securities), including all documents filed as a part thereof or incorporated therein, is hereinafter referred to as the "Registration Statement" and such prospectus, as so amended or supplemented (including all material incorporated by reference therein) is hereinafter referred to as the "Prospectus".

                  (b) The Registration Statement and the Prospectus in all material respects comply with the provisions of the Securities Act of 1933, as amended (the "Act"), and the applicable published rules and regulations of the Commission thereunder (the "Rules and Regulations"); the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and all documents incorporated therein by reference pursuant to Item 12 of Form S-3 as of the respective dates on which they were filed complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the pertinent published rules and regulations thereunder (the "Exchange Act Rules and Regulations") and, on said dates, and at the time of purchase, when read together with the Prospectus, or the Prospectus as it may be otherwise amended or supplemented, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of circumstances under which they were made, not misleading, except that the Company makes no warranty or representation to any Purchaser with respect to any statement contained in or any matter omitted from the Registration Statement or Prospectus, which


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         statements were made, or matters omitted, in reliance upon and in conformity with information furnished in writing to the Company by such Purchaser or through you for use in the Registration Statement and Prospectus.

                  (c) The Commission has issued an order under the Public Utility Holding Company Act of 1935 ("PUHCA") permitting to become effective the Form U-1 Declaration filed by the Company with respect to the issue and sale of the Securities (including the New Securities), such order being subject, however, to such supplemental orders, if any, as the Commission may issue under PUHCA. A copy of such order heretofore issued by the Commission has been or will be delivered to the Purchasers.

                  (d) Except as otherwise contemplated herein, no approval, authorization, consent, certificate or order of any State commission or regulatory authority is necessary with respect to the issuance or the sale of the New Securities by the Company.

                  (e) Since the respective dates as of which information is given in the Registration Statement and Prospectus, there has been no material and unfavorable change in the condition of the Company and its subsidiaries, on a consolidated basis, financial or otherwise, other than as referred to in the Registration Statement and Prospectus.

                  (f) The consummation of the transactions herein contemplated and the performance by the Company of the terms of this Agreement will not result in the breach by the Company of any terms of, or constitute a default under, any other agreement or undertaking of the Company.

         3. Delivery and Payment. Payment for the Firm New Securities shall be made to the Company or its order by electronic funds transfer (unless otherwise specified in the Purchase Agreement, in which case payment shall be made as so specified) against the delivery of the Firm New Securities at the office of the Company, 44 Wall Street, New York, New York 10005 (unless another place is specified in the Purchase Agreement, in which case such payment shall be made at the place so specified), to the Purchasers or you for the respective accounts of the Purchasers. Such payment and delivery shall be made at 10:00 A.M., New York time, on the date set forth in the Purchase Agreement, unless another time shall be agreed to by the Company and by you or unless postponed in ac-

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cordance with the provisions of Section 11 hereof. The time at which payment and delivery are actually made is hereinafter sometimes called "time of purchase." You shall specify the denominations of the Firm New Securities to be delivered and the name and address in which each Firm New Security is to be registered, by notice delivered to the Company not later than 10:00 A.M., New York time, on the second business day preceding the time of purchase. For the purpose of expediting the checking of the Firm New Securities by you, the Company agrees to make the Firm New Securities available to you, at an office designated by the Transfer Agent, not later than 2:00 P.M., New York time, on the first business day preceding the time of purchase.

         If there are any Additional New Securities, the Purchasers shall also have the option to purchase, severally and not jointly, from the Company, ratably in accordance with the number of shares of Firm New Securities to be purchased by each of them (subject to such adjustment as you shall determine to avoid fractional shares), all or a portion of the Additional New Securities, if any, as may be necessary to cover over-allotments made in connection with the offering of the Firm New Securities, at the same purchase price per share to be paid by the Purchasers to the Company for the Firm New Securities, all subject to the terms and conditions set forth in this Agreement. This option may be exercised at any time (but not more than once) on or before the thirtieth day following the date hereof, by your written notice to the Company. Such notice shall set forth the aggregate number of shares of Additional New Securities as to which the option is being exercised, and the date when the Additional New Securities are to be delivered, such date being herein referred to as the "Additional Closing Date"; provided, however, that the Additional Closing Date shall not be earlier than the date set forth in the Purchase Agreement nor earlier than the business day after the date on which the option shall have been exercised nor later than the eighth business day after the date on which the option shall have been exercised. The number of shares of Additional New Securities to be sold to each Purchaser shall be the number which bears the same proportion to the aggregate number of shares of Additional New Securities being purchased as the number of shares of Firm New Securities set forth opposite the name of such Purchaser on Schedule I to the Purchase Agreement bears to the total number of shares of Firm New Securities (subject, in each case, to such adjustment as you may determine to eliminate fractional shares.)


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Payment of the purchase price for the Additional New Securities, if any, shall be made on the Additional Closing Date in the same manner and at the same time as the payment for the Firm New Securities. You shall specify the denominations of the Additional New Securities to be delivered and the name and address in which each Additional New Security is to be registered, by notice delivered to the Company not later than 10:00 A.M., New York time, on the second business day preceding the additional time of purchase. For the purpose of expediting the checking of the Additional New Securities by you, the Company agrees to make the Additional New Securities available to you, at an office in New York City designated by the Transfer Agent, not later than 2:00 P.M., New York time, on the first business day preceding the time of purchase.

         4. Covenants of the Company. The Company agrees with the several
Purchasers:

                  (a) To advise you promptly of any proposal to amend or supplement the Registration Statement or the Prospectus with respect to any New Securities at any time when a prospectus relating to such New Securities is required to be delivered under the Act and will furnish to you a copy of each such proposed amendment or supplement prior to the filing thereof;

                  (b) If at any time when a Prospectus relating to the New Securities is required to be delivered under the Act any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply with the Act, to promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance;

                  (c) To furnish to you copies of the registration statement relating to the Registered Securities (including the New Securities) as originally filed and all amendments thereto (at least one of which will be as filed with the Commission via EDGAR and will include all exhibits except those incorporated by reference to previous filings with the Commission), a copy of each consent and certificate of


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         independent accountants and of each other person whose profession gives authority to statements made by him and who is named in the Registration Statement as having prepared, certified or reviewed any part thereof, each related prospectus, the Prospectus, and all amendments and supplements to such documents (except supplements relating to Registered Securities that are not New Securities) as filed with the Commission via EDGAR, in each case as soon as available and in such quantities as you may reasonably request for the purpose contemplated by the Act and to furnish to you sufficient copies of the foregoing (including copies of the Registration Statement (other than exhibits and consents filed as exhibits to the Registration Statement)) for distribution of two copies of the Registration Statement and a sufficient number of copies of the Prospectus to each of the other Purchasers;

                  (d) To furnish such proper information as may be required and otherwise to cooperate in qualifying the New Securities for sale and in determining their eligibility for investment under the laws of such jurisdictions as you may designate and to pay or reimburse you for expenses and reasonable legal fees incurred in connection therewith, provided, that the Company shall not be required to qualify as a foreign corporation or to file a consent to service of process in any state;

                  (e) To advise you promptly (confirming such advice in writing) of any request made by the Commission for amendments to the Registration Statement or Prospectus or for additional information with respect thereto or of notice of institution of proceedings for, or the entry of, a stop order suspending the effectiveness of the Registration Statement, and if such a stop order should be entered by the Commission, to make every reasonable effort to obtain the lifting or removal thereof as soon as possible;

                  (f) For a period of five years from the date hereof to furnish to you and to each other Purchaser who may so request (i) as soon as practicable after the close of each fiscal year a copy of the Company's annual report to stockholders for such year and (ii) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders;


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                  (g) During such period of time after the effective date of the
         Registration Statement as the Purchasers are required by law to deliver a prospectus in connection with any sale of the New Securities contemplated by the Prospectus, if any event relating to or affecting the Company or of which the Company shall be advised in writing by you shall occur which in the Company's opinion should be set forth in a supplement or amendment to the Prospectus in order to make the Prospectus not misleading in the light of the circumstances when it is delivered to a Purchaser, to amend or supplement the Prospectus by either (i) preparing and filing with the Commission and furnishing to you at the Company's expense a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Prospectus or (ii) making an appropriate filing pursuant to Section 13 or 14 of the Exchange Act, which will supplement or amend the Prospectus so that, as supplemented or amended, it will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a Purchaser, not misleading; provided that should such event relate solely to the activities of any of the Purchasers, then the Purchasers shall assume the expense of preparing any such amendment or supplement;

                  (h) During such period of time after the date hereof as a prospectus relating to the New Securities is required to be delivered under the Act, to file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the Exchange Act;

                  (i) To make generally available to its securityholders (as contemplated by Rule 158 of the Rules and Regulations or otherwise) a consolidated earnings statement of the Company and its subsidiaries covering a twelve-month period beginning the first day of the first fiscal quarter occurring after the effective date of the Registration Statement, as soon as reasonably practicable after the termination of such twelve-month period;

                  (j) To pay all expenses, fees and taxes, other than transfer taxes, in connection with (i) the preparation and filing of the Registration Statement and Prospectus, any documents incorporated by reference therein at or after the date thereof and any amendments or supplements


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         thereto, (ii) the issue, sale and delivery of the New Securities to the
         Purchasers, (iii) the qualification of the New Securities for sale and the determination of their eligibility for investment under laws as aforesaid, and (iv) the furnishing of the opinions (other than the opinion of Counsel for the Purchasers) and certificates referred to in
         Section 6 hereof, (v) the registration of the New Securities with the National Association of Securities Dealers, Inc., and (vi) any listing of the New Securities on any securities exchange;

                  (k) To pay the fees and expenses of the designated counsel to the Purchasers (herein called "Counsel for the Purchasers") and to reimburse the Purchasers for their reasonable out-of-pocket expenses incurred in contemplation of the performance of this Agreement, in the event that the New Securities are not delivered to and taken up and paid for by the Purchasers hereunder for any reason whatsoever except the failure or refusal of any Purchaser to take up and pay for the New Securities for some reason not permitted by the terms of this Agreement. The Purchasers agree to pay the fees and expenses of Counsel for the Purchasers in any other event;

                  (l) To apply the net proceeds from the sale of New Securities, together with other funds of the Company, as set forth under the heading "Use of Proceeds" in the Prospectus;

                  (m) If a public offering of the New Securities which is common stock is to be made (unless the Purchase Agreement shall provide otherwise), to use its best efforts to list the New Securities on the New York Stock Exchange; and

                  (n) If a public offering of the New Securities which is common stock or is convertible into or exchangeable for common stock is to be made, not to offer or sell any of the Company's common stock prior to ten business days after the time of purchase without your consent; provided, however, that the Company may issue equity securities (i) pursuant to this Agreement and (ii) pursuant to any stock option, retirement savings or other benefit or incentive plans maintained for the Company's officers, directors or employees, or any dividend reinvestment plan, in effect at the time of purchase.


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         5. Conditions of Purchasers' Obligations. The several obligations of the Purchasers hereunder to purchase New Securities are subject to the following conditions:

                  (a) That at the time of purchase and additional time of purchase you shall be furnished with signed copies of the following, addressed to the Purchasers and with photostatic copies or signed or conformed counterparts thereof for each of the other Purchasers:

                        (i) An opinion of counsel to the Company, stating in
                   substance:

                                    (A) That the Company has been duly
                           incorporated and is at the time of purchase or additional time of purchase validly existing as a corporation in good standing under the laws of the State of Delaware, with charter power to carry on the business in which it is not engaged;

                                    (B) That the subsidiaries of the Company
                           named in the Prospectus are validly organized and existing under the laws of the respective jurisdictions in which they are incorporated;

                                    (C) That this Agreement has been duly
                           authorized, executed and delivered by the Company;

                                    (D) All the outstanding shares of capital
                           stock of the subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus and Prospectus Supplement, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, any other security interests, claims, liens or encumbrances;

                                    (E) That the capital stock of the Company
                           conforms to the description thereof contained in the Prospectus and Prospectus Supplement;


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                                    (F) That the New Securities have been duly
                           authorized, and, when issued and delivered to and paid for by the Purchasers pursuant to this Agreement, will be validly issued, fully paid and nonassessable;

                                    (G) That the New Securities conform in all
                           material respects as to legal matters with the statements concerning the New Securities in the Prospectus;

                                    (H) That the statements of the law and legal
                           conclusions in the Prospectus set forth in the section "The Company and Its Subsidiaries," "Description of Common Stock", "Description of Preferred Stock" and, in the Annual Report of the Company on Form 10-K incorporated by reference in the Prospectus (in the sections "[insert appropriate sections of Form 10-K]"), are to the best of the knowledge of said counsel true and accurate and do not omit to state any material facts required to be stated therein or necessary to make such statements not misleading;

                                    (I) That (i) the Registration Statement and
                           the Prospectus and any amendment or supplement thereto (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form with the requirements of Form S-3 and the Rules and Regulations; and (ii) the documents incorporated by reference in the Prospectus at the time the Registration Statement became effective and at the time of purchase (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion) complied when filed pursuant to the Exchange Act as to form with the requirements of the Exchange Act and the Exchange Act Rules and Regulations;

                                    (J) (i) The original order of the Commission
                           referred to in subsection (c) of Section 2 of this Agreement has been obtained and, to the best of the knowledge of said counsel, is in full force and effect; (ii) any required supple-


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                           mental order of the Commission, referred to in
                           subsection (c) of Section 2 of this Agreement, has been duly issued and, to the best of the knowledge of said counsel, is in full force and effect; and (iii) no further approval, authorization, consent, certificate or order of any Federal commission or regulatory authority is necessary for the consummation of the transactions contemplated in this Agreement except such as have been obtained under the Act and such as may be required under the Blue Sky or foreign laws of any jurisdiction in connection with the purchase and distribution of the New Securities by the Purchasers, and such other approvals specified in such opinion as have been obtained;

                                    (K) That all contracts of the Company and
                           its subsidiaries that are required to be filed as exhibits to the Registration Statement under the Act and the Rules and Regulations have been so filed, and that to the extent required all material contracts of the Company and its subsidiaries have been properly described in the Registration Statement and Prospectus; and

                                    (L) That such counsel has participated in
                           the preparation of the Registration Statement and Prospectus and no facts have come to the attention of such counsel to lead such counsel to believe that either the Registration Statement or the Prospectus at the time the Registration Statement or any amendment thereto became effective, or the Prospectus or any amendment or supplement thereto when the Prospectus or such amendment or supplement was filed, or the Prospectus as it may be amended or supplemented as of the time of purchase, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

                        (ii) An opinion of Counsel for the Purchasers as to
                   matters referred to in paragraph (a)(i) of this Section 5 under the subheadings (C),(E),(F),(H) and (J) (except for the third clause, in lieu of which such counsel shall state that they are unaware of any


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                   approval of any other regulatory body being so required), and that the Registration Statement and the Prospectus, as of the date the Registration Statement became effective (other than the financial statements and other financial and statistical information contained therein and Exhibit 12 to the Registration Statement), appear to comply as to form in all material respects with the requirements of Form S-3 and the Rules and Regulations. In addition such counsel shall state that they have participated in conferences with officers and other representatives of the Company, counsel for the Company and representatives of the independent accountants of the Company at which the contents of the Registration Statement and Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (except as to the matters referred to in paragraph
                   (a)(i) of this Section 5 under subheading (E)), on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers, counsel and other representatives of the Company), no facts have come to the attention of such counsel which lead them to believe that the Registration Statement or any amendment thereto when such Registration Statement or amendment became effective or the Prospectus or any supplement thereto when such supplement was filed contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading (it being understood that such counsel need make no comment with respect to the financial statements and other financial and statistical data included in the Registration Statement or Prospectus and Exhibit 12 to the Registration Statement); and

                        (iii) A letter, dated the time of purchase and the
                   additional time of purchase addressed to the Purchasers from the independent accountants for the Company to the effect that:


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                             (A) they are independent accountants within the
                        meaning of the Act and the Rules and Regulations;

                             (B) in their opinion, the consolidated financial
                        statements audited by them and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations with respect to registration statements on Form S-3;

                             (C) on the basis of procedures (but not an
                        examination in accordance with generally accepted auditing standards) consisting of:

                                  (1) reading the minutes of meetings of the
                             stockholders and the Board of Directors of the Company and its consolidated subsidiaries since December 31 of the most recent preceding year as set forth in the minute books, but in no event through a specified date not more than five business days prior to the date of delivery of such letter;

                                  (2) reading the unaudited
                             condensedconsolidated balance sheets, the unaudited consolidated statements of income and the unaudited condensed consolidated statements of cash flows for the periods included in the Company's quarterly reports on Form 10-Q for the current year (for the quarters ended March 31, June 30 and September 30, as the case may be), incorporated by reference in the Registration Statement;

                                  (3) reading the unaudited consolidated
                             financial data of the Company and subsidiaries for the period from the latest quarterly reporting period to the date of the latest available interim data, furnished by the Company, officials of the Company having advised them that no such consolidated financial data as of any date or for any period subsequent to such latest date were available; and


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                                  (4) making inquiries of certain officials of
                             the Company who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below;

                             nothing has come to their attention as a result of the foregoing procedures that caused them to believe that:

                             (a) the unaudited condensed consolidated financial statements incorporated by reference in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the Exchange Act Rules and Regulations or said financial statements are not stated on a basis substantially consistent with that of the audited financial statements incorporated by reference in the Registration Statement;

                             (b) for the period from the date of the latest quarterly report on Form 10-Q to the date of the latest available unaudited consolidated income statement read by such accountants, there were any decreases, as compared with the corresponding period of the prior year, in consolidated total operating revenue, in operating income before income taxes or in net income, except in all instances for decreases which the Registration Statement discloses have occurred or may occur, or they shall state any specific decreases;

                             (c) at the date of the latest available unaudited consolidated balance sheet read by such accountants, and at a subsequent specified date not more than five days prior to the date of delivery of such letter, there was any change in common stock or long-term debt of the Company, or any decrease in total stockholders' equity as compared with amounts shown on the latest unaudited condensed consolidated balance


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                                  sheet included in the Registration Statement
                                  (including documents incorporated by
                                  reference), [except as to dividends on common stock that have been declared in the normal course of business, amortization of long-term debt discount or premium, the retirement of long-term debt to satisfy mandatory sinking fund requirements, and the issuance of common stock in connection with the Company's long-term incentive plans and thrift plans or dividend reinvestment plans,]1 or, from the date of the latest available unaudited condensed consolidated income statement read by such accountants to the subsequent specified date, any decreases, as compared with the corresponding period in the preceding year, in consolidated total operating revenues, in operating income before income taxes or in net income, except in all instances for changes or decreases which the Registration Statement (including documents incorporated by reference) discloses have occurred or may occur, or except as otherwise noted in such letter.

                                    (D) the specified dollar amounts (or
                           percentages derived from such dollar amounts) under captions specified by the purchasers and agreed to by such independent accountants contained in the Registration Statement (including documents incorporated by reference), in each case to the extent that such dollar amounts and percentages are obtained from the general accounting records of the Company and its subsidiaries subject to the internal control structure, policies and procedures of the Company's accounting system or are derived directly from such records by analysis or computation, is in agreement with such

----------

*    Relevant exceptions will be stated.

                             records or computations made therefrom, except as otherwise specified in such letter;

                        (b) That no amendment to the Registration Statement in
                   the form in which the Registration Statement is effective at the date of this Agreement, filed subsequent to the execution of this Agreement, or supplement to the Prospectus constituting a part of such Registration Statement, filed subsequently to the execution of this Agreement, shall contain information substantially different from that contained in such Registration Statement or Prospectus which shall be unsatisfactory in substance to you or unsatisfactory in form to Counsel for the Purchasers;

                        (c) That prior to the time of purchase or the additional
                   time of purchase, no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act by the Commission or proceedings therefor initiated or threatened; that at the time of purchase or the additional time of purchase the Registration Statement, as amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that the Prospectus, as amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                        (d) That since the respective dates as of which
                   information is given in the Registration Statement and Prospectus and prior to the time of purchase or the additional time of purchase, no material and unfavorable change in the condition of the Company and its subsidiaries on a consolidated basis, financial or otherwise, shall have taken place (other than as referred to in the Registration Statement and Prospectus); and the Company will, at the time of purchase or the additional time of purchase, deliver to you, with photostatic copies for delivery to each of the Purchasers, a certificate of its Chairman of the Board or its President or a Vice President and its Treasurer or an Assistant Treasurer that such a change has not occurred;

                        (e) That subsequent to the date of this Agreement and
                   prior to the time of purchase or the additional time of purchase there shall not have occurred (i) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act); (ii) any banking moratorium declared by Federal or New York authorities; or (iii) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in your reasonable judgment, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the New Securities;

                        (f) That the Company shall have performed such of its
                   obligations under this Agreement as are to be performed by the terms hereof at or before the time of purchase or the additional time of purchase.

         6. Conditions of Company's Obligations. The obligations of the Company with respect to the delivery of the New Securities shall be subject to the following conditions:

                  (a) That prior to the time of purchase, no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act by the Commission or proceedings therefor initiated or threatened; and

                  (b) That no order or supplement to any order of the Commission relating to the issue or sale of the New Securities or to the application of the proceeds thereof shall contain any conditions or provisions that are not acceptable to the Company, it being understood that no order in effect as of the date of this Agreement contains any such unacceptable conditions or provisions.

         7. Termination of Agreement. If a public offering of the New Securities is to be made by the Purchasers, this Agreement may be terminated at any time prior to 5:30 P.M., New York City time, on the first business day following the date of this Agreement (but not after the initial public offering of the New Securities) by you with the consent of the Purchasers (including you) who have agreed to purchase in the aggregate

50% or more of the number of shares of the New Securities agreed to be purchased hereunder, if trading in common stock on the New York Stock exchange shall have been suspended or limited (other than a temporary suspension in trading to provide for an orderly market), or minimum prices shall have been established on such exchange, or a banking moratorium shall have been declared by either Federal or New York State authorities. This Agreement may also be terminated by you, with like consent whether or not a public offering of the New Securities has been made, at any time prior to the time of purchase, if the Company or any of its subsidiaries shall have sustained a loss by fire, flood, accident or other calamity that is substantial with respect to the property of the Company and its subsidiaries as a whole and that, in your judgment, shall render it inadvisable to proceed with the delivery of the New Securities, whether or not such loss shall have been insured.

         The time of the "initial public offering," for the purposes of this
Section 7, shall mean the time, after the execution of this Agreement, of the release by you for publication of the first newspaper advertisement referring to the New Securities, or the time, after the execution of this Agreement, at which the New Securities are first generally offered by the Purchasers to the public or to dealers by letter or telegram or otherwise, whichever shall first occur.

         If this Agreement is terminated as provided in this Section 7, the Company and each other Purchaser shall be notified promptly by telephone or telegram, confirmed by letter. If this Agreement shall not be carried out by any Purchaser for any reason permitted under this Agreement or if the sale of the New Securities to the Purchasers as herein contemplated shall not be carried out because the Company shall be unable in good faith to comply with any of the terms of this Agreement or if the Company shall not deliver the New Securities for any reasons specified in Section 7 hereof, the Company shall not be under any obligation under this Agreement (except that the Company shall remain liable to the extent provided in Sections 4(j), 4(k), 9 and 11 hereof) and the Purchasers (except any Purchasers in default hereunder) shall be under no liability to the Company nor be under any liability under this Agreement to one another.

         8. Indemnity by the Company. The Company agrees to indemnify, defend and hold harmless each Purchaser and each person, if any, who controls any Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Purchaser or person may incur under the Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon any alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof) or in the Prospectus (the term "Prospectus" for the purpose of this Section 8 shall be deemed to include any preliminary prospectus, the prospectus included in the Registration Statement at the time it became effective, the Prospectus, the Prospectus as amended or supplemented and any document incorporated by reference therein pursuant to Item 12 of Form S-3), or arises out of or is based upon any alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made in such Registration Statement not misleading or necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading, except insofar as any such loss, expense, liability or claim arises out of or is based upon any alleged untrue statement of a material fact contained in information furnished in writing to the Company through you for use in such Registration Statement or in such Prospectus or arises out of or is based upon any alleged omission from information furnished in writing to the Company on behalf of any Purchaser through you to state a material fact in connection with such information required to be stated therein or necessary to make such information when used in such Registration Statement not misleading, or necessary to make such information when used in such Prospectus, in the light of the circumstances under which it was used, not misleading. The Company's agreement to indemnify or reimburse any such Purchaser or person with respect to any such loss, expense, liability or claim is expressly conditioned upon its being notified of the action in connection therewith brought against such Purchaser or person by letter or telegram addressed to the Company within ten days after the summons or other first legal process which discloses the nature of the liability or claim shall have been personally served upon such Purchaser or person (or after he shall have received notice of such service upon any agent designated by him) but failure so to notify the Company shall not relieve the Company from any liability which it may have to such Purchaser or person otherwise than on account of the indemnity agreement contained in this Section 8. The Company shall be entitled to assume the investigation of any liability or claim or the defense of any suit brought to enforce any such liability or claim and the Purchaser or person against whom such suit is brought shall be entitled to participate in such investigation and defense. If the Company assumes the investigation and defense, such investigation and defense shall be conducted by counsel of good standing chosen by the Company and satisfactory to such Purchaser or person, and in such case such Purchaser or person shall bear the expense of his investigation and the fees and expenses of any additional counsel retained by him, except those incurred after notifying the Company of such claim and prior to being advised by the Company of its intention to assume such investigation or defense. If the Company does not assume the investigation of any such claim or the defense of any such suit, or if the Company shall agree in writing to pay such fees and expenses, or if such Purchaser or person shall reasonably conclude that there may be defenses available to it or them which are different from or in addition to those available to the Company, the Company will reimburse such Purchaser or person for the reasonable fees and expenses of any counsel retained by him; provided, however, that in such event the Company shall be entitled, at its own expense, to participate in the investigation or defense.

         The Company's indemnity agreement contained in this Section 8 and its warranties and representations in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Purchaser or controlling person, and shall survive any termination of this Agreement or the issue and delivery of the New Securities.

         The Company agrees promptly to notify the Purchasers of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the issue and sale of the New Securities, or such Registration Statement or Prospectus.

         9. Warranties of and Indemnity by Purchasers. (a) Each Purchaser warrants and represents that the information furnished in writing to the Company through you for use in the Registration Statement or in the Prospectus does not contain an untrue statement of a material fact and does not omit to state a material fact in connection with such information required to be stated therein or necessary to make such information when used in such Registration Statement not misleading, or necessary to make such information when used in such Prospectus, in the light of the circumstances under which it was used, not misleading. Each Purchaser, in addition to any other information furnished to the Company through you for use in the Regis-tration Statement and Prospectus, hereby authorizes you to furnish to the Company the information with regard to the terms of offering of the New Securities by such Purchaser, for use in the Registration Statement.

         (b) Each Purchaser severally agrees to indemnify, defend and hold harmless the Company and its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon any alleged untrue statement of a material fact contained in information furnished in writing to the Company by such Purchaser or through you for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof), or in the prospectus (or in the Prospectus as amended or supplemented), or arises out of or is based upon any alleged omission from information furnished in writing to the Company by or on behalf of such Purchaser through you to state a material fact in connection with such information required to be stated therein or necessary to make such information when used in such Registration Statement not misleading, or necessary to make such information when used in such Prospectus, in the light of the circumstances under which it was used, not misleading. The agreement of such Purchaser to indemnify or reimburse the Company or any such person with respect to any such loss, expense, liability or claim is expressly conditioned upon such Purchaser being notified of the action in connection therewith brought against the Company or any such person, by letter or telegram addressed to you, within ten days after the summons or other first legal process which discloses the nature of the liability or claim shall have been personally served upon the Company or any such person (or after the Company or any such person shall have received notice of such service on any agent designated by the Company or any such person), but failure so to notify such Purchaser shall not relieve such Purchaser from any liability which it may have to the Company or any such person otherwise than on account of the indemnity agreement contained in this Section 9(b). Such Purchaser shall be entitled to assume the investigation of any liability or claim and the defense of any suit brought to enforce any such liability or claim, if such liability or claim is based solely upon such alleged misstatement or omission on the part of such Purchaser, and the Company or any person against whom such ac-tion is brought shall be entitled to participate in such investigation and defense. If such Purchaser shall be entitled to assume and does assume the investigation and defense, such investigation and defense shall be conducted by counsel of good standing chosen by such Purchaser and satisfactory to the Company or such person, and in such case the Company or such person shall bear the expense of its investigation and the fees and expenses of any additional counsel retained by it except those incurred after notifying such Purchaser of such claim and prior to being advised by such Purchaser of its intention to assume such investigation or defense. If such Purchaser shall be entitled to assume but does not assume the investigation of any such claim or the defense of any such suit, of if such Purchaser shall agree in writing to pay such fees and expenses, or if the Company or such person shall reasonably conclude that there may be defenses available to it or him which are different from or in addition to those available to such Purchaser, such Purchaser will reimburse the Company or such person for the reasonable fees and expenses of any counsel retained by it; provided, however, that in such event, such Purchaser shall be entitled, at its own expense, to participate in the investigation or defense.

         The indemnity agreement on the part of such Purchaser contained in this
Section 9(b) and the warranties and representations of such Purchaser contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or such person, and shall survive any termination of this Agreement or the issue and delivery of the New Securities.

         Each Purchaser agrees promptly to notify the Company and each other Purchaser of the commencement of any litigation or proceedings against such Purchaser in connection with the issue and sale of the New Securities, or such Registration Statement or Prospectus.

         10. Contribution by the Company and the Purchasers. (a) If the indemnification provided for in Section 8 or Section 9 is unavailable to an indemnified party under such Sections in respect of any losses, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other hand from the offering of the New Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, expenses, liabilities or claims, as well as any other relevant equitable consideration. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the underwriting discounts and commissions received by the Purchasers, in each case as set forth in the table on the cover page of the Prospectus or Prospectus Supplement with respect to the New Securities if the same be so set forth. The relative fault of the Company on the one hand and of the Purchasers on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Purchasers through you and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

         (b) The Company and Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 10, no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the New Securities purchased by it and distributed to the public were offered to the public exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers' obligations to contribute pursuant to this Section 10 are several in proportion to their respective underwriting commitments and not joint.

         (c) The contribution agreement contained in this Section 10 shall remain in full force and effect regardless of any investigation made by or on behalf of any Purchaser, or any person who controls any Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the New Securities.

         11. Default by a Purchaser. If any one or more Purchasers shall fail to purchase and pay for any of the New Securities agreed to be purchased by such Purchaser or Purchasers hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the number of Firm New Securities set forth opposite their names in Schedule I bears to the aggregate number of Firm New Securities set forth opposite the names of all the remaining Purchasers) the New Securities which the defaulting Purchaser or Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate number of Firm New Securities which the defaulting Purchaser or Purchasers agreed but failed to purchase shall exceed 10% of the aggregate number of New Securities set forth in
Schedule I, the remaining Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the New Securities, and if such nondefaulting Purchasers do not purchase all the New Securities, this Agreement will terminate without liability to any nondefaulting Purchaser or the Company. In the event of a default by any Purchaser as set forth in this Section 11, the execution of the Purchase Agreement shall be postponed for such period, not exceeding seven days, as the Representative shall determine in order that the required changes in the Registration Statement and the Prospectus Supplement or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Purchaser of its liability, if any, to the Company and any nondefaulting Purchaser for damages occasioned by its default hereunder.

         12. Notices. All notices hereunder shall, unless otherwise expressly permitted, be in writing and be delivered at or mailed to the following address, or be sent by telegram to the following address: if to the Purchasers or you, to you at your address as it appears in the Purchase Agreement, and if to the Company, to the Company at 625 Liberty Avenue, CNG Tower, Pittsburgh, Pennsylvania 15222-3199.

         13. Parties in Interest. The Agreement herein set forth has been and is made solely for the benefit of the Purchasers and the Company, and the directors, officers and controlling persons referred to in Sections 8, 9 and 10 hereof, and their respective successors, assigns, executors and administrators and no other person shall acquire or have any right under or by virtue of this Agreement.

         14. Section Headings. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not part of this Agreement. The term "Purchasers", "persons", "firms" and "corporations" as used herein shall include the singular of such terms as well as the plural. The term "successor" to any Purchaser shall not include any subsequent holder of the New Securities merely by reason of such holding.

         15. Construction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         16. Counterparts. This Agreement may be executed in one or more counterparts and it is not necessary that the signatures of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement.

                        CONSOLIDATED NATURAL GAS COMPANY
                               PURCHASE AGREEMENT
                                EQUITY SECURITIES


                                                              New York, New York
                                                                          [Date]
[Name(s) of Purchaser(s) or
Name(s) of Co-Manager(s), if any
  As Representative of the several
    Purchasers]
[Address]

Dear Sirs:

            Re: Equity Securities covered by Registration
                Statement No. 333-[     ] (the "Registration Statement")
                --------------------------------------------------------

         Consolidated Natural Gas Company, a Delaware corporation (the "Company"), subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, proposes and agrees to sell to each purchaser named in Schedule I hereto (together, the "Purchasers"), for whom you (the "Representative") are acting as representative, ________ shares of ________, $___ par value (the "Firm New Securities"). Each Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of $________ per share, the amount of the Firm New Securities set forth opposite such Purchaser's name in Schedule I hereto. The Firm New Securities will be offered as set forth in the Prospectus Supplement relating to such New Securities.

         The Company also proposes to grant to the Purchasers an option to purchase in the aggregate, up to an additional ________ shares of the New Securities, (the "Additional New Securities") at the same purchase price per share as above agreed. Said option may be exercised in whole or in part at any time (but not more than once), on or before the 30th day after the date of the Prospectus Supplement upon written or telegraphic notice by the Representative to the Company setting forth the number of shares of the Additional New Securities as to which the several Purchasers are exercising the option and the settlement date.

                  The New Securities will have the following terms:*

                  [Dividend preferences:]

                  [Liquidation preferences:]

                  [Voting Rights]:

                  [Redemption Provisions:]

         All of the provisions contained in the document entitled "Consolidated Natural Gas Company Standard Purchase Agreement Provisions -- Equity New Securities," a copy of which has been filed as Exhibit 1.1 to the Registration Statement and has been previously furnished to you, are hereby incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein.

         [The payment for the New Securities shall be made in ____________ funds.]

         [The date on which the New Securities shall be purchased shall be ___________.]

         [The place at which the New Securities shall be purchased shall be ___________.]

         [Notices to the [Purchasers] [Representative] shall be sent to the following addresses:]

         [We represent that we are authorized to act for the several Purchasers named in Schedule I hereto in connection with this financing and any action under this Agreement by any of us will be binding upon all the Purchasers.]

----------

* Complete, if applicable. To be either described in the Prospectus and Prospectus Supplement for the New Securities or included in this Agreement.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Purchasers.

                                     Very truly yours,

                                     CONSOLIDATED NATURAL GAS COMPANY


                                      By:
                                         -----------------------------
                                          Name:
                                          Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

[Name(s) of Purchaser(s) or
Name(s) of Representative, if any]


By:  _____________________________

By:  _____________________________

[For themselves and the other several
Purchasers named in Schedule I to the
foregoing agreement.]

                                   SCHEDULE I



                                                      Number of Firm
                                                      New Securities
Purchaser                                             to be Purchased
---------                                             ---------------

                                                        $
          Total...................................      $
                                                        ============